MassRoots Schedules Conference Call on December 15, 2016

DENVER, Dec. 12, 2016 -- MassRoots, Inc. (OTC-QB: MSRT) one of the leading technology platforms for the cannabis industry, announced today that the Company will host a shareholder update call on Thursday December 15, 2016 at 4:15 pm EST. During the call, management will provide insight on recent and upcoming developments at the Company and within the evolving cannabis marketplace.

In order to participate in the conference call, please dial (toll free) (877) 407-8293. Please use conference pass code 13651523. For international callers, please dial (201) 689-8349.

An audio replay of the conference call will be available in the investor relations section of the Company's website following completion of the call for approximately 2 weeks. To listen to the replay, please dial (toll free) (877) 660-6853 or (international) (201) 612-7415.

About MassRoots

MassRoots is one of the largest technology platforms for the regulated cannabis industry. The company's mobile apps enables consumers to provide community-driven reviews of cannabis strains and products, enabling consumers to make educated cannabis purchasing decisions. MassRoots is proud to be affiliated with the leading businesses and organizations in the cannabis industry, including the ArcView Group and National Cannabis Industry Association. For more information, please visit MassRoots.com/Investors.

Forward-looking Statements

Certain matters discussed in this announcement contain statements, estimates and projections about the growth of MassRoots' business, potential partnerships, new features, and related business strategy. Such statements, estimates and projections may constitute forward-looking statements within the meaning of the federal securities laws. Factors or events that could cause our actual results to differ may emerge from time to time. MassRoots undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The recipient of this information is cautioned not to place undue reliance on forward-looking statements.

SOURCE MassRoots, Inc.

Related Links

http://MassRoots.com